Exhibit 99.1

Noodles & Company Announces CEO Transition
Board Director and Industry Vet Drew Madsen Appointed as Interim CEO; Dave Boennighausen Departs the Company

•Drew Madsen is appointed Interim CEO effective immediately; is a Board Director at Noodles, and a seasoned leader with deep experience in the restaurant industry
•Board announces search for new permanent CEO
•Dave Boenninghausen to depart the Company as CEO effective immediately

BROOMFIELD, Colo., November 10, 2023 (GLOBE NEWSWIRE) - Noodles & Company (NASDAQ: NDLS), today announced that the Board has appointed Noodles Board member Drew Madsen to serve as interim CEO effective immediately. Concurrently, the Board has initiated a comprehensive search for a new permanent CEO to lead the Company into its next phase of growth. Madsen’s appointment follows the decision by the Board to transition to new leadership, resulting in Dave Boennighausen’s departure as the Company's CEO.

Mr. Madsen brings a wealth of experience in the restaurant industry to the role of interim CEO. In his recent operating roles, Mr. Madsen was President and Chief Operating Officer at some of the most successful and well-respected businesses in the restaurant industry. Most recently, Mr. Madsen was President of Panera Bread. During his tenure at Panera, Mr. Madsen led the company to industry leadership in clean food, digital sales, and home delivery, combined with significantly improved operations execution and aggressive cost reduction.

Mr. Madsen’s professional experience prior to Panera includes fifteen years at Darden. Mr. Madsen was President & Chief Operating Officer for nearly ten years. During his tenure, he helped establish Darden as a successful multi-brand operator in full service dining. In addition, Darden was the first restaurant company to be recognized by Fortune as one of the “100 Best Companies to Work For,” achieving that distinction for three consecutive years.

Mr. Madsen has served on the Noodles board since 2017. For nearly ten years, Mr. Madsen was a board member at Darden Restaurants. He previously served as an independent director on the board of Talbots Inc., the specialty retailer of women’s fashion.

Jeff Jones, Noodles & Company Board Chairman, commented on the interim CEO appointment, stating, "We are very excited to have Drew step into the interim CEO role and remain on our Board. He is a seasoned executive with a deep understanding of our Company's operations and strategy, and has a successful track record as a leader in the restaurant industry. We have full confidence in his ability to guide the company effectively during this time as we focus on key strategic initiatives to drive top line growth and bottom line results and significantly enhance stockholder value."

Mr. Madsen also expressed his commitment to the company during this interim period, saying, "I am honored to take on this role and work with our dedicated employees, partners, and stakeholders while we search for a permanent leader. As interim CEO, I will focus the Noodles team on delivering exceptional experiences to our customers, and effectively implementing the initiatives that drive business growth."

Mr. Jones expressed his gratitude for Mr. Boennighausen's contributions to the Company: "On behalf of the Board, we thank Dave for his leadership and dedication to Noodles. He led the Noodles team and navigated the Company through a period of rapid change and market disruption, including during the pandemic. His passion for the Noodles brand is undeniable, he has our full respect, and we wish him all the best in his future endeavors.”

About Noodles & Company

Since 1995, Noodles & Company has been serving guests Uncommon Goodness and noodles your way, with noodles and flavors you know and love as well as new ones you’re about to discover. From indulgent Wisconsin Mac & Cheese to better-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 8,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding Mr. Madsen’s intended goals for the Company. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to sustain our overall growth, including our digital sales growth; and our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives, such as digital menu boards, and operational strategies to improve the performance of our restaurant portfolio. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our most recently filed Annual Report on Form 10-K, and, from time to time, in our subsequently filed Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Contacts:
Investor Relations
investorrelations@noodles.com